Exhibit (a)(1)(B)

Letter of Transmittal
 to tender Ordinary Shares of
Metalink Ltd.
 pursuant to the Offer to Purchase, dated December 29, 2016, by
Metalink Ltd.

The Initial Offer Period and Withdrawal Rights will Expire at 5:00 p.m., New York Time, and 12:00
Midnight, Israel Time, on Monday, January 30, 2017, unless the Offer is Extended

The Depositary for the offer is:

American Stock Transfer & Trust Company LLC
By First Class Mail, Overnight Courier or Express Mail:	By Facsimile Transmission (for Eligible Institutions Only):
The American Stock Transfer & Trust Company, LLC	(718) 234-5001
Operations Center
Attn: Reorganization Department	To Confirm Facsimile via Phone:
6201 15th Avenue	(877) 248-6417
Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

 PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. IF APPLICABLE TO YOU, MAKE SURE YOU COMPLETE (1) THE DECLARATION FORM ("DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES") INCLUDED HEREIN TO PREVENT ISRAELI WITHHOLDING TAX OF UP TO 30% AND/OR (2) SUBSTITUTE FORM W-9 INCLUDED HEREIN OR IRS FORM W-8BEN ("CERTIFICATE OF FOREIGN STATUS"), AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28%, IN EACH CASE, ON ANY CASH PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

 SUBJECT TO APPLICABLE LAW, THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)	Certificate(s) Surrendered
	Share Certificate No(s)., if available*	Number of Shares Represented by Certificate**

 *                  Need not be completed by shareholders delivering ordinary shares of Metalink by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all shares evidenced by each certificate delivered to the Depositary are being tendered. See Instruction 4.

Shareholders of Metalink must complete this Letter of Transmittal either if certificates evidencing shares are to be forwarded with this letter or, unless an agent's message (as defined in Section 3 of the Offer to Purchase, as referred to below) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by American Stock Transfer & Trust Company, LLC, as depositary (the "Depositary") at The Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC").  Delivery of documents to DTC or any other party does not constitute delivery to the Depositary.

Shareholders whose certificates evidencing shares are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Depositary prior to the Initial Completion Date or Final Expiration Date (as defined in Section 1 of the Offer to Purchase), as applicable, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis will not be able to tender their shares. You may not tender your shares using a guaranteed delivery procedure. See Instruction 2.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Check here if shares are being delivered by book-entry transfer to the Depositary's account at The Depository Trust Company and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

IMPORTANT: This Letter of Transmittal (or manually signed facsimile of this Letter of Transmittal), properly completed and duly executed (together with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and certificates or confirmation of book-entry transfer and all other required documents) must be received by the Depositary prior to the Initial Completion Date or Final Expiration Date, as applicable.  Delivery of this Letter of Transmittal to an address, or transmission of instructions via a facsimile number, other than as set forth above, will not constitute a valid delivery.

NOTE (PERSONAL INTEREST): YOU MUST CHECK ONE OF THE BOXES BELOW

As described in the Offer to Purchase, it is a condition to the Offer that, at the Initial Completion Date, the aggregate number of shares validly tendered in the Offer and not properly withdrawn is greater than the number of shares represented by Notices of Objection.  Pursuant to Section 331(c) of the Israeli Companies Law, in making this calculation, Metalink is required to exclude shares held by Metalink or any "controlling shareholder" (as defined in the Israeli Companies Law) of Metalink and by any person holding 25% or more of Metalink's voting power or who has a "personal interest" (as defined in the Israeli Companies Law) in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control). While Metalink does not have any controlling shareholder and is not otherwise currently aware of any shares that should be so excluded, each holder who determines to tender its shares in the Offer is requested to indicate below whether he or she has a "personal interest" in the offer.

Under the Israeli Companies Law, a "personal interest" of a shareholder (i) includes a personal interest of any members of the shareholder's family (or spouses thereof) or a personal interest of an entity with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of its outstanding share capital or voting power or has the right to appoint a director or chief executive officer but (ii) excludes an interest arising solely from the ownership of our shares. An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A to the Offer to Purchase.

☐	The undersigned confirms it is NOT a "controlling shareholder", do NOT hold 25% or more of Metalink's voting power and does NOT have a "personal interest" in the Offer. See also Instruction below.

☐	The undersigned confirms it is a "controlling shareholder", holds 25% or more of Metalink's voting power and/or does have a "personal interest" in the Offer. See also Instruction below.

IMPORTANT: If you have questions about these certifications, please contact the Information Agent at the address or telephone numbers set forth below or, if you hold your shares in "street name", you may also contact the representative managing your account, who could then contact the Information Agent on your behalf.

Ladies and Gentlemen:

The undersigned hereby tenders to Metalink Ltd. ("Metalink"), the above-described ordinary shares, par value NIS 1.0 per share, of Metalink (the "Shares"), pursuant to Metalink's offer to purchase up to 1,940,000 of its outstanding Shares at $1.50 per Share, net to the seller in cash, less any required withholding taxes and without interest, upon the terms of, and subject to the conditions to, the Offer to Purchase, dated December 29, 2016 (the "Offer to Purchase") and this Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged.

Upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Metalink all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the date of the Offer to Purchase (collectively, "Distributions")) and irrevocably appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (1) deliver certificates evidencing the tendered Shares (and all Distributions), or transfer ownership of the tendered Shares (and all Distributions) on the account books maintained by The Depository Trust Company, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Metalink, (2) present the tendered Shares (and all Distributions) for transfer on the books of Metalink, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Shares (and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of Metalink as the attorney and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to the Shares tendered.  This proxy and power of attorney is coupled with an interest in the tendered Shares, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the tendered Shares by Metalink in accordance with other terms of the Offer.  Acceptance for payment will revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to the tendered Shares (and all shares and other securities issued in Distributions in respect of the tendered Shares), and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective).  The undersigned understands that, in order for Shares or Distributions to be deemed validly tendered, immediately upon Metalink's acceptance of the tendered Shares for payment, Metalink must be able to exercise all rights with respect to the tendered Shares (and any and all Distributions).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all Distributions, that when the tendered Shares are accepted for payment by Metalink, Metalink will acquire good and unencumbered title to such Shares and Distributions, free and clear of all liens, restriction, charges and encumbrances, and that none of the tendered Shares and Distributions will be subject to any adverse claim.  The undersigned, upon request, will execute and deliver all additional documents deemed by the Depositary or Metalink to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares and all Distributions.  In addition, the undersigned will remit and transfer promptly to the Depositary for the account of Metalink all Distributions in respect of Shares tendered hereby, accompanied by appropriate documentation of transfer, and until receipt of transfer or appropriate assurance of receipt and transfer, Metalink will be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the tendered Shares, or deduct from the purchase price, the amount or value of that Distribution as determined by Metalink in its sole discretion.

No authority herein conferred or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the undersigned. All obligations of the undersigned in this Letter of Transmittal will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.  The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions to this Letter of Transmittal will constitute the undersigned's acceptance of the terms of, and conditions to, the Offer.  Metalink's acceptance of the tendered Shares for payment will constitute a binding agreement between the undersigned and Metalink upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of, or conditions to, any such extension or amendment).

Unless otherwise indicated below in the box entitled "Special Payment Instructions," please issue the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing above under "Description of Shares Tendered."  Similarly, unless otherwise indicated below in the box entitled "Special Delivery Instructions," please mail the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Shares Tendered" on the reverse of this Letter of Transmittal.  In the event that the boxes below entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of, and deliver such check and return such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated below in the box entitled "Special Payment Instructions," please credit any Shares tendered hereby and delivered by book-entry transfer that are not accepted for payment by crediting the account at The Depository Trust Company.  The undersigned recognizes that Metalink has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered holder(s) if Metalink does not accept for payment any Shares tendered hereby.

IF ANY SHARE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 2.

SIGN HERE
 (and complete a Substitute Form W-9, a Form W-8BEN (Certificate of Foreign Status), or a Declaration Form (Declaration of Status for Israeli Income Tax Purposes), as applicable.  See "IMPORTANT TAX INFORMATION".)

X                                                                                                                                                                                                                                                                   Dated:                                           ,2017

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificates or on a security position listing by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):
Please Print
Capacity (full title):

Address:

Please Include Zip Code
Daytime Area Code and Telephone No:

Taxpayer Identification or Social Security No.:
(See Substitute Form W-9 below)

Guarantee of Signature(s)
 (See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.

Financial Institutions:  Place Medallion Guarantee in Space Below

FOR USE BY DEPOSITARY/METALINK ONLY

By power-of-attorney from Metalink, the Depositary hereby sets its corporate seal to indicate acceptance of the tendered Shares by Metalink: ___________________

If you do not wish to have the check for the purchase price of the Shares and the certificate evidencing Shares not tendered or not purchased issued in the name of the record holder(s) of the Shares, please complete the "Special Payment Instructions" below.  If the check for the purchase price of the tendered Shares and the certificate evidencing Shares not tendered or not purchased are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal, the certificate(s) must be endorsed and signatures guaranteed.

If you wish to have the check delivered to someone other than the record holder(s) or to an address other than the address specified in "Description of Shares Tendered" please complete the "Special Delivery Instructions" below and the check will be mailed to the address(es) indicated.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

Fill in ONLY if check for the purchase price of the shares and the certificate evidencing shares not tendered or not purchased are to be issued in the name of someone other than the registered holder(s).  Please Print.

Name:
(First, Middle & Last Name)
Address:
(Number and Street)

(City, State and Zip)

Tax Identification or Social Security Number (See Substitute Form W-9 below):

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

Fill in ONLY if check for the purchase price of shares purchased and certificates evidencing shares not tendered or not purchased are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above. Please Print.

Deliver check(s) to:
Name:
(First, Middle & Last Name)
Address:
(Number and Street)

(City, State and Zip)

Tax Identification or Social Security Number (See Substitute Form W-9 below):

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS

PAYER'S  NAME:  American Stock Trust & Transfer Company, LLC, as Depositary

SUBSTITUTE Form W-9	Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number:

Part 2 – Check one of the boxes below.  I am (we are) NOT subject to backup withholding under the Internal Revenue Code because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

☐  Correct ☐  Not Correct

Payer's Request for Taxpayer Identification Number	CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. SIGNATURE: DATE:	Part 3 Awaiting Taxpayer Identification Number ☐

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me  pursuant to the Offer shall be withheld until I provide a taxpayer identification number and that, if I do not provide any taxpayer identification number within 60 days, such withheld amount shall be remitted to the Internal Revenue Service as backup withholding, and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

______________________________________                                                                                  _______________________________________
                                   Signature                                 Date

For assistance in completing this form, call the Depositary at the numbers above and also see Instruction 9 and the section entitled "Important Tax Information."

NOTE:
FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 OR IRS FORM W-8BEN ("CERTIFICATE OF FOREIGN STATUS"), AS APPLICABLE, MAY RESULT IN UNITED STATES BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO ORDINARY SHARES, NIS 1.0 PAR VALUE PER SHARE, OF METALINK SURRENDERED.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:
IF YOU ARE ELIGIBLE FOR AN EXEMPTION FROM ISRAELI WITHHOLDING TAX, FAILURE TO COMPLETE AND RETURN THE ENCLOSED DECLARATION FORM OR TO SUBMIT A VALID EXEMPTION FROM ISRAELI WITHHOLDING TAX MAY RESULT IN ISRAELI WITHHOLDING OF UP TO 30% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO ORDINARY SHARES, NIS 1.0 PAR VALUE PER SHARE, OF METALINK SURRENDERED.  PLEASE REVIEW THE ENCLOSED DECLARATION FORM AND THE INSTRUCTIONS TO THIS LETTER FOR ADDITIONAL DETAILS.

INSTRUCTIONS
 Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures.  All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an "Eligible Institution"), unless (a) this Letter of Transmittal is signed by the registered holder(s) of shares (which term, for purposes of this document, will include any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares) tendered hereby and such holder(s) has (have) not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the reverse of this Letter of Transmittal or (b) the shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates.  This Letter of Transmittal is to be used either if certificates are to be forwarded with it or if tenders are to be made pursuant to the procedures for tenders by book-entry transfer pursuant to the procedure set forth in Section 3 of the Offer to Purchase.  Certificates evidencing all physically tendered shares, or a confirmation of a book-entry transfer into the Depositary's account at The Depository Trust Company of all shares delivered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth below prior to the Initial Completion Date or Final Expiration Date (as defined in Section 1 of the Offer to Purchase), as applicable.  If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile of the Letter of Transmittal) must accompany each delivery.

Shareholders whose certificates are not immediately available, or who cannot deliver their certificates and all other required documents to the Depositary prior to the Initial Completion Date or Final Expiration Date, as applicable, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis will not be able to tender their shares.

The method of delivery of this Letter of Transmittal, certificates and all other required documents, including delivery through The Depository Trust Company, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional shares will be purchased. By execution of this Letter of Transmittal (or a manually signed facsimile of it), all tendering shareholders waive any right to receive any notice of the acceptance of their shares for payment.

You may not tender your shares using a guaranteed delivery procedure.

If any share certificate has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder then will be instructed as to the steps that must be taken in order to replace the share certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed share certificates have been followed.

IMPORTANT: IF YOU SUBMIT A LETTER OF TRANSMITTAL, BY WHICH YOU TENDER YOUR SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL. SIMILARLY, IF YOU SUBMIT TO US A NOTICE OF OBJECTION WITH RESPECT TO YOUR SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION.  IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

3. Inadequate Space.  If the space provided on the reverse of this Letter of Transmittal under "Description of Shares Tendered" is inadequate, the certificate numbers, the number of shares evidenced by such certificates and the number of shares tendered should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer).  If fewer than all shares evidenced by any certificate delivered to the Depositary with this Letter of Transmittal are to be tendered, fill in the number of shares that are to be tendered in the box entitled "Number of Shares Tendered."  In such cases, new certificate(s) evidencing the remainder of shares that were evidenced by the certificates delivered to the Depositary with this Letter of Transmittal will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled "Special Delivery Instructions" on the reverse of this Letter of Transmittal, as soon as practicable after the Initial Completion Date or Final Expiration Date, as applicable, or the termination of the offer. All shares evidenced by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing the tendered shares without alteration, enlargement or any other change whatsoever.

If any tendered shares are held of record by two or more persons, all of those named persons must sign this Letter of Transmittal.  If any tendered shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of those tendered shares.

If this Letter of Transmittal is signed by the registered holder(s) of tendered shares, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or certificates evidencing shares not tendered or not accepted for payment are to be issued in the name of, a person other than the registered holder(s).  If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) evidencing shares tendered, the tendered certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signatures on the certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of tendered shares, the certificate(s) evidencing tendered shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Metalink of that person's authority so to act must be submitted.

6. Share Transfer Taxes.  Except as otherwise provided in this Instruction 6, Metalink will pay all share transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the offer. If, however, payment of the purchase price of any shares purchased is to be made to, or certificate(s) evidencing shares not tendered or not accepted for payment are to be issued in the name of, any person other than the registered holder(s) or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer to that other person will be deducted from the purchase price of the tendered shares purchased, unless evidence satisfactory to Metalink of the payment of the taxes, or that the transfer is not subject to tax, is submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing tendered shares.

7. Special Payment and Delivery Instructions.  If a check for the purchase price of any tendered shares is to be issued in the name of, and/or certificate(s) evidencing shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if a check or any such certificate is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled "Description of Shares Tendered" on the reverse of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

8. Questions and Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth below.  Additional copies of the Offer to Purchase, this Letter of Transmittal, the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and the Declaration Form ("Declaration of Status for Israeli Income Tax Purposes") and other documents related to the Offer may be obtained from the Information Agent.

9. Substitute Form W-9.  Each holder surrendering certificates for payment is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 (provided herein) certify under penalties of perjury that such number is correct and indicate whether such holder is subject to backup withholding by checking the appropriate box in part 2 of the form.  Each holder must date and sign the Substitute W-9 in the spaces indicated.  Failure to provide the information on the form may subject the holder to a 28% federal income tax withholding on the purchase price and to a $50 penalty imposed by the Internal Revenue Service.  The box in Part 3 of the Substitute Form W-9 may be checked if the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future.  If the box in Part 3 is checked, the Depositary will withhold 28% of all reportable payments that the holder is otherwise entitled to receive until a TIN is provided to the Depositary.  If the holder provides a properly certified TIN within 60 days, the Depositary will refund the withheld taxes upon the holder's request. Each holder who is not a U.S. Holder (as defined in Section 5 of the Offer to Purchase) must complete and submit the applicable Form W-8BEN (Individuals)/ Form W-8BEN-E (Entities) (Certificate of Foreign Status), as applicable, in order to be exempt from the 28% federal income tax backup withholding due on payments with respect to the Shares.

10.               Declaration Form ("Declaration of Status for Israeli Income Tax Purposes"). Each holder surrendering certificates for payment who is eligible for an exemption from Israeli withholding tax, as described in Section 2 and Section 5 of the Offer to Purchase, is required to complete the Declaration Form included in this letter. See also "Important Tax Information" below and the instructions to the Declaration Form.  Each holder must date and sign the Declaration Form in the spaces indicated.  Failure to provide the information on the form or if the holder is not eligible to complete and sign the form may subject the holder to up to 30% Israeli income tax withholding on the purchase price.

11.               Additional Offer Period.  Promptly following the Initial Completion Date (as defined in the Offer to Purchase), Metalink will publicly announce whether or not the conditions to the offer have been satisfied or waived by Metalink.  As required by Israeli law, if the conditions to the offer have been satisfied or, subject to applicable law, waived by Metalink and if, with respect to each share owned by a shareholder: (a) he or she has not yet responded to the offer, (b) he or she has notified Metalink of his or her objection to the Offer, or (c) he or she has tendered such share but have withdrawn his or her tender prior to the Initial Completion Date, such shareholder will be afforded an additional four calendar-day period, until 5:00 p.m., New York time, or 12:00 midnight, Israel time, on February 3, 2017 (unless the initial period of the Offer is extended), during which he or she may tender each such share.  See Section 1 of the Offer to Purchase.

12.               Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, and except as otherwise set forth in the Offer to Purchase, the conditions of the Offer may be waived by Metalink in whole or in part at any time and from time to time in its discretion.

IMPORTANT TAX INFORMATION

Unites States

Under U.S. federal income tax law, a shareholder whose tendered shares are accepted for payment is generally required to provide the Depositary (as payer) with the shareholder's correct TIN on Substitute Form W-9.  If a shareholder is an individual, the TIN generally is the shareholder's social security number. If the Depositary is not provided with the correct TIN, the shareholder may be subject to a penalty imposed by the Internal Revenue Service and payments that are made to the shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding of 28%. In addition, if a shareholder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a penalty may also be imposed by the Internal Revenue Service.

Many shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that individual must submit a statement (Internal Revenue Service Form W-8BEN, Certificate of Foreign Status), signed under penalties of perjury, attesting to that individual's exempt status.  Forms of those statements can be obtained from the Depositary.  See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.  A tax advisor should be consulted as to that shareholder's qualification for exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained if the required information is furnished to the Internal Revenue Service.

Purpose of Substitute Form W-9.  To prevent backup withholding on payments that are made to a shareholder with respect to shares purchased in the offer, each shareholder is required to notify the Depositary of such shareholder's correct TIN by completing the Substitute Form W-9 certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN), and (b)(i) that shareholder has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding.

What Number to Give the Depositary. Each shareholder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record holder of tendered shares.  If shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report. If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the box in Part 3 of the Substitute W-9 should be checked.  If the box in Part 3 is checked, the Depositary will withhold 28% of all reportable payments that the holder is otherwise entitled to receive until a TIN is provided to the Depositary.  If the holder provides a properly certified TIN within 60 days, the Depositary will refund the withheld taxes upon the holder's request.

Israel

The gross proceeds payable to a tendering shareholder in the Offer will generally be subject to Israeli withholding tax at source at the rate of 25% of the shareholder's gain on such sale. Additionally, if such shareholder is considered a "significant shareholder" at any time during the 12-month period preceding such sale, i.e., such shareholder holds directly or indirectly, including holding together with others, at least 10.0% of any means of control in the company, the withholding tax rate is 30.0%. Metalink has obtained an approval from the Israeli Tax Authority, or the ITA, with respect to the withholding tax rates applicable to shareholders as a result of the purchase of shares in the Offer.

As more fully described in Section 5 of the Offer to Purchase, the approval provides, among other things, that (1) payments to be made through non-Israeli brokers to tendering shareholders who certify (in the manner described below) that they (a) hold less than 5% of the outstanding Metalink shares, (b) acquired their Metalink shares on or after its initial public offering on Nasdaq in May 1999, (c) are non-Israeli residents for purposes of Israeli tax law, and (d) acquired their Metalink shares when they were non-Israeli residents for purposes of Israeli tax law; and who provide certain additional declarations required to establish their exemption from Israeli withholding tax, will not be subject to Israeli withholding tax; (2) payments to be made to tendering shareholders who certify (in the manner described below) that they are eligible Israeli brokers or Israeli financial institutions holding Metalink shares on behalf of a tendering shareholder will not be subject to Israeli withholding tax by Metalink, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law; and (3) payments to be made to tendering shareholders who are not described in clauses (1) and (2) above will be subject to Israeli withholding tax at the fixed rate of 25.0% (or 30.0% in the cases described under "Tax Rates" in Section 5 of the Offer to Purchase) of the gross proceeds payable to them pursuant to the offer. Notwithstanding the foregoing, should any tendering shareholder present a valid certificate of exemption or tax approval from the ITA applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax, Metalink will act in accordance with such certificate or approval.

The Israeli withholding tax is an initial payment and is not a final tax. Rather, the Israeli income tax liability of shareholders subject to Israeli withholding will be reduced by the amount of Israeli tax withheld.  If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA in order to obtain a refund. However, Metalink cannot assure you whether and when the ITA will grant such refund.

Purpose of Declaration Form.  To prevent withholding of Israeli income tax on payments that are made to a shareholder with respect to shares purchased in the offer, each relevant shareholder is required to notify the Depositary of such shareholder's exemption by completing and signing the Declaration Form included in this letter below. The Declaration Form should be completed by holders of Shares, who are either: (i) NOT "residents of Israel" for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the "Ordinance") (and, in the case of corporations, are not Israeli residents holding more than 25.0% of the means of control of such corporations, whether directly or indirectly) and provide certain additional declarations required to establish such shareholder's exemption from Israeli withholding tax (including that such shareholder holds less than 5% of the outstanding Metalink shares and acquired his, her or its Metalink shares after Metalink's initial public offering on Nasdaq in May 1999), or (ii) a bank, broker or financial institution that are "residents of Israel" within the meaning of that term in Section 1 of the Ordinance, holding Shares solely on behalf of beneficial shareholder(s), and obligated, under the provisions of the Ordinance and regulations promulgated thereunder, to withhold Israeli tax from the cash payment (if any) made to them with respect to Shares tendered by such beneficial shareholder(s) and accepted for payment by Metalink pursuant to the Offer.

The foregoing description of certain tax withholding is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase. In this respect, you are urged to read Section 2 and Section 5 of the Offer to Purchase.

(Declaration Form Immediately Follows)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES
► Do not send this form to the IRS ► See separate instructions on the back cover of this form
 ► Read this form together with the Offer to Purchase and Letter of Transmittal accompanying this form

PAYER'S  NAME:  American Stock Trust & Transfer Company, LLC, as Depositary

Who may use this form and why?

Holders of Shares who wish to tender their Shares pursuant to the Offer to Purchase and the related Letter of Transmittal may use this form if they tender their Shares in the Offer to the Depositary and they are either:

•
Non-Israeli Residents: If you are NOT a "resident of Israel" (as defined under Section 1 of the Ordinance (See Instruction II)) for purposes of the Ordinance, you may be eligible for a full exemption from Israeli withholding tax with respect to the gross proceeds payable to you (if any) pursuant to the Offer. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow Metalink, the Depositary, your broker or any other withholding agent, or their authorized representatives to exempt you from such Israeli withholding tax; or

•
A Bank, Broker or Financial Institution Resident in Israel: If you are a bank, broker or financial institution resident in Israel that (1) is holding the Shares solely on behalf of beneficial shareholder(s) (so-called "street name" holders), and (2) is obligated, under the provisions of the Ordinance and regulations promulgated thereunder, to withhold Israeli tax from the cash payment (if any) made by you to your beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by Metalink pursuant to the Offer (an "Eligible Israeli Broker"), you may be eligible for a full exemption from Israeli withholding tax with respect to the cash payment transmitted to you. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow Metalink, the Depositary, your broker or withholding agent, or their authorized representatives, to exempt you from such Israeli withholding tax. Consequently, even though the Depositary will not deduct any Israeli withholding tax from you, pursuant to the provisions of the Ordinance and regulations promulgated thereunder, to which you are subject, you will be required to withhold Israeli tax, as applicable, from the cash payment (if any) made by you to your beneficial shareholder(s).

To whom should you deliver this form?

•
If you wish to submit this form and (1) you hold your shares directly, i.e., you are a registered holder, complete and sign this form and mail or deliver it to the Depositary (together with the Letter of Transmittal by which you tender your Shares) at one of its addresses set forth below, or (2) you hold your shares through a broker, dealer, commercial bank, financial institution, trust company or other nominee, complete and sign this form and mail or deliver it (together with the instruction letter by which you tender your Shares) to such broker, dealer, commercial bank, financial institution, trust company or other nominee.

Until when should I deliver this form?

•
As described above, this form should be delivered together with the Letter of Transmittal or instruction letter by which you tender your Shares prior to 5:00 p.m., New York time, or 12:00 midnight, Israel time on the Initial Completion Date or the Final Expiration Date (as such terms are defined in the Offer to Purchase), as applicable. If you hold your shares through a broker, dealer, commercial bank, financial institution, trust company or other nominee, you should forward the form to such nominee ample time before such date and time to permit them to timely submit the form.

You are urged to consult your own tax advisors to determine the particular tax consequences to you should you tender your Shares in the Offer, including, without limitation, the effect of any state, local or foreign income and any other tax laws and whether or not you should use this form.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name:	2. Type of Shareholder (more than one box may be applicable):
(please print full name)	☐ Corporation (or Limited Liability Company) ☐ Individual ☐ Trust ☐ Partnership ☐ Other: _______________	☐ Bank ☐ Broker ☐ Financial Institution
3. For individuals only:	4. For all other Shareholders:
Date of birth: ______/_____/______ month / day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Countries of citizenship (name all citizenships):
Taxpayer Identification or Social Security No. (if applicable):	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Contact Details: Name:______________ Capacity:_______________ Telephone Number (country code, area code and number): _______________________________________________

8. I hold the Shares of  Metalink (mark X in the appropriate place):
☐ directly, as a Registered Holder
☐ through a Broker.  If you marked this box, please state the name of your Broker:  _________________

9. I hold less than 5% of the outstanding Shares: Yes ☐ No ☐
PART II	Declaration by Non-Israeli Residents (see instructions) " Eligible Israeli Brokers should not complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following boxes)
A.1 ☐     I am NOT, and at the date of purchase of my Shares was not, a "resident of Israel" for tax purposes, as defined under Israeli law and provided in Part II of the Instructions hereto, which means, among other things, that:
• The State of Israel is not my permanent place of residence,
• The State of Israel is neither my place of residence nor that of my family,
• My ordinary or permanent place of activity is NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,
• I do NOT engage in an occupation in the State of Israel,
• I do NOT own a business or part of a business in the State of Israel,
• I am NOT insured by the Israeli National Insurance Institution,
• I was NOT present (nor am I planning to be present) in Israel for 183 days or more during this tax year,
• I was NOT present (nor am I planning to be present) in Israel for 30 days or more during this tax year, and the total period of my presence in Israel during this tax year and the two previous tax years is less than 425 days in total;
A.2 ☐   I acquired the Shares on or after the initial public offering of Metalink.

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following boxes)
B.1 ☐The corporation is NOT, and at the date of purchase of its Shares was not, a "resident of Israel" for tax purposes, as defined under Israeli law and provided in Part II of the Instructions hereto, which means, among other things, that:
• The corporation is NOT registered with the Registrar of Companies in Israel,
• The corporation is NOT registered with the Registrar of "Amutot" (non-profit organizations) in Israel,
• The control of the corporation is NOT located in Israel,
• The management of the corporation is NOT located in Israel,
• The corporation does NOT have a permanent establishment in Israel, and
• No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or more of any "means of control" in the corporation as specified below:
o The right to participate in profits;
o The right to appoint a director;
o The right to vote;
o The right to share in the assets of the corporation at the time of its liquidation; and
o The right to direct the manner of exercising one of the rights specified above;
B.2 ☐ The corporation acquired the Shares on or after the initial public offering of Metalink.

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following boxes)
C.1 ☐   The partnership is NOT, and at the date of purchase of its Shares was not, a "resident of Israel" for tax purposes, as defined under Israeli law and provided in Part II of the Instructions hereto, which means, among other things, that:
• The partnership is NOT registered with the Registrar of Partnerships in Israel,
• The control of the partnership is NOT located in Israel,
• The management of the partnership is NOT located in Israel,
• The partnership does NOT have a permanent establishment in Israel,
• NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or  more of any of the rights in the partnership, and
• NO partner in the partnership is an Israeli resident;
C.2 ☐   The partnership acquired the Shares on or after the initial public offering of Metalink.

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following boxes)
D.1 ☐   The trust is NOT, and at the date of purchase of its Shares was not, a "resident of Israel" for tax purposes, as defined under Israeli law and provided in Part II of the Instructions hereto, which means, among other things, that:
• The trust is NOT registered in Israel,
• The settlor of the trust is NOT an Israeli resident,
• The beneficiaries of the trust are NOT Israeli residents, and
• The trustee of the trust is NOT an Israeli resident;

D.2 ☐   The trust acquired the Shares on or after the initial public offering of Metalink.

PART III	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) " Non-Israeli Residents should not complete this Part III
I hereby declare that: (if correct, mark X in the following box)
☐  I am a bank, broker or financial institution that is a "resident of Israel" within the meaning of that term in Section 1 of the Ordinance (See Instruction II), I am holding the Shares solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares in connection with the Transaction.

PART IV	Certification. By signing this form, I also declare that:
• I understood this form and completed it correctly and pursuant to the instructions.
• I provided accurate, full and complete details in this form.
• I am aware that providing false details constitutes criminal offense.
• I am aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.

SIGN HERE "
Signature of Shareholder (or individual authorized to sign on your behalf)	Date	Capacity in which acting

INSTRUCTIONS

 FORMING PART OF THE DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

I. General Instructions.  This Declaration Form (Declaration of Status for Israeli Income Tax Purposes), or this Form, should be completed by holders of Shares who wish to tender their Shares pursuant to the Offer, and who are either:

(i)     Non-Israeli Residents:  (1) hold less than 5% of the outstanding Shares of Metalink, (2) NOT "residents of Israel" for purposes of the Ordinance (See Instruction II below), and (3) DID acquire the Shares tendered on or after Metalink' initial public offering on Nasdaq on May 28, 1999; or

(ii)    A Bank, Broker or Financial Institution Resident in Israel:  a bank, broker or financial institution that are "residents of Israel" within the meaning of that term in Section 1 of the Ordinance, that (1) is holding Shares solely on behalf of beneficial shareholder(s) (so-called "street name" holders), and (2) is subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by Metalink pursuant to the Offer (an "Eligible Israeli Broker"). NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS.

Part I (Identification and details of Shareholder, including Eligible Israeli Broker).  You should complete Item 1, 2 and 5 through 8 and either (i) Item 3, if you are an individual, or (ii) Item 4, if you are a corporation (or limited liability company), trust, partnership, bank, broker, financial institution or other entity. If you hold less than 5% of the outstanding Shares of Metalink, you should complete Item 9.

Part II (Declaration by Non-Israeli Residents).  If you are NOT an Israeli resident, and acquired the Shares tendered on or after Metalink' initial public offering on Nasdaq in May 1999, you should complete either Section A (for Individuals), Section B (for Corporations), Section C (for Partnerships) or Section D (for Trusts). If you do not mark a box you will be deemed to answer that the corresponding item is not correct with respect to you.

Part III (Declaration by Israeli Bank, Broker or Financial Institution).  If you are an Eligible Israeli Broker, you should mark the box in this Part.

Part IV (Certification) and Signature Block.  By signing this Form, you also make the statements in Part IV.

Inadequate Space.  If the space provided on this Form is inadequate, you should insert such details on a separate signed schedule and attached to this Form.

Determination of Validity.  All questions as to the validity, form or eligibility (including time of receipt) of this Form will be, subject to applicable law, determined by Metalink, in its sole discretion. None of Metalink, the U.S. Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any Form or incur any liability for failure to give any such notification. For more details, see Section 5 of the Offer to Purchase.

Questions and Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth on the back cover of the offer to purchase. Additional copies of this Form may be obtained from the Information Agent.

The method of delivery of this Form is at your option and risk, and the delivery will be deemed made only when actually received by your Broker or the Depositary. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent Forms will be accepted.

   II. Definition of Resident of Israel for Israeli Tax Purposes

The following is an excerpt of Section 1 of the Israeli Income Tax Ordinance [New Version], 1961, as amended, which defines a "resident of Israel" or a "resident" as follows:

"(A) with respect to an individual — a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1) in order to determine the center of vital interests of an individual, account will be taken of the individual's family, economic and social connections, including, among others:

(a) place of permanent home;

(b) place of residential dwelling of the individual and the individual's immediate family;

(c) place of the individual's regular or permanent occupation or the place of his permanent employment;

(d) place of the individual's active and substantial economic interests;

(e) place of the individual's activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel:

(a) if the individual was present in Israel for 183 days or more in the tax year;

(b) if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual's presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, "day" includes a part of a day;

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4) …;

(B) with respect to a body of persons — a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2) the "control and management" of its business is exercised in Israel, excluding a body of persons the control and management of whose business is exercised in Israel by an individual that has become a resident of Israel for the first time or that has become a Veteran Returning Resident, as provided in Section 14(A), and ten years have not yet lapsed from the date on which he became an Israeli resident as aforesaid, or by anyone on his behalf, provided that such body or persons would not be a resident of Israel even if the control and management of its business had not been executed by such individual or anyone on his behalf, unless requested otherwise by the body of persons."

The above is an unofficial English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.

Facsimiles of this Letter of Transmittal, properly completed and duly signed, will be accepted.  This Letter of Transmittal and certificates and any other required documents should be sent or delivered by each shareholder or that shareholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses or to the facsimile number set forth below.

The Depositary for the offer is:

American Stock Transfer & Trust Company LLC
By First Class Mail, Overnight Courier or Express Mail:	By Facsimile Transmission (for Eligible Institutions Only):
The American Stock Transfer & Trust Company, LLC	(718) 234-5001
Operations Center
Attn: Reorganization Department	To Confirm Facsimile via Phone:
6201 15th Avenue	(877) 248-6417
Brooklyn, New York 11219

Questions or requests for assistance may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the offer.

 The Information Agent for the offer is:

D.F. King & Co., Inc.

48 Wall Street
New York, New York 10005
Stockholders may call toll free: (888) 548-6498
 Banks and Brokers may call collect: (212) 493-3910